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Pricing Supplement Dated March 27, 1996       Rule 424(b)(2)
                                              File No. 33-55295

(To Prospectus dated November 23, 1994 and
Prospectus Supplement dated December 14, 1994)

THE CHASE MANHATTAN CORPORATION
Senior Medium-Term Notes, Series C
(U.S. $ Fixed Rate)

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Trade Date: March 27, 1996         Original Issue Date:March 29, 1996
Principal Amount:  $25,000,000     Net Proceeds to Issuer: $24,968,250
Issue Price: 100%                  Agent's Capacity:
Selling Agent's                  x Principal Basis   Agency Basis
  Commission/Discount:  $ 31,750   Interest Payment Dates: March 29th and
Interest Rate: 6.50%               September 29th and maturity
Maturity Date: March 29, 2001
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Form:
         x Book-Entry
           Certificated

Redemption:
         x The Notes cannot be redeemed prior to maturity
           The Notes may be redeemed prior to maturity
           Initial Redemption Date:
           Initial Redemption Percentage: N/A %
           Annual Redemption Percentage Reduction: N/A %

Repayment:
         x   The Notes cannot be repaid prior to maturity
             The Notes can be repaid prior to maturity at the option of the holder of the Notes
        Optional Repayment Date:  N/A
        Optional Repayment Price: N/A %

Discount Note:       Yes        x No

The Chase Manhattan Corporation and Chemical Banking Corporation entered into an Agreement and Plan of Merger dated as of August 27, 1995. On December 11, 1995 the stockholders of both companies approved the merger which will be effective March 31, 1996. Information concerning the merger is contained in the Joint Proxy Statement/Prospectus dated as of October 31, 1995.

        X  Smith Barney Inc.                 __Chase Securities, Inc.

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